Investor Presentation “Expanding Our Reach” 09/30/2019 Peapack-Gladstone Bank Exhibit 99.1

Statement Regarding Forward-Looking Information This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and may include expressions about Management’s strategies and Management’s expectations about financial results, new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to 1) our inability to successfully grow our business and implement our strategic plan, including an inability to generate revenues to offset the increased personnel and other costs related to the strategic plan; 2) the impact of anticipated higher operating expenses in 2019 and beyond; 3) our inability to successfully integrate wealth management firm acquisitions; 4) our inability to manage our growth; 5) our inability to successfully integrate our expanded employee base; 6) an unexpected decline in the economy, in particular in our New Jersey and New York market areas; 7) declines in our net interest margin caused by the interest rate environment (including the shape of yield curve) and our highly competitive market; 8) declines in the value in our investment portfolio; 9) higher than expected increases in our allowance for loan and lease losses; 10) higher than expected increases in loan and lease losses or in the level of nonperforming loans; 11) unexpected changes in interest rates; 12) an unexpected decline in real estate values within our market areas; 13) legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) that may result in increased compliance costs; 14) changes in monetary policy by the Federal Reserve Board; 15) changes to legislation or policy, including tax or accounting matters; 16) successful cyberattacks against our IT infrastructure and that of our IT providers; 17) higher than expected FDIC insurance premiums; 18) adverse weather conditions; 19) our inability to successfully generate business in new geographic markets; 20) our inability to execute upon new business initiatives; 21) our lack of liquidity to fund our various cash obligations; 22) reduction in our lower-cost funding sources; 23) our inability to adapt to technological changes; 24) claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; 25) effects related to a prolonged shutdown of the federal government that could impact SBA and other government lending programs; and 26) other unexpected material adverse changes in our operations or earnings.   The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements.

Financial Highlights Branch Map Franchise Overview NOTE: Financial data as of 09/30/2019. Private Banking Offices Bedminster, NJ Morristown, NJ Princeton, NJ Teaneck, NJ Fairfield, NJ Gladstone, NJ Greenville, DE (Trust Subsidiary) New Providence, NJ Summit, NJ Bonita Springs, FL Headquarters Bedminster, NJ Year Founded 1921 Branches 20 Total Assets $4.9 Bil Gross Loans $4.2 Bil Total Deposits $4.1 Bil Wealth Management AUM/AUA $7.0 Bil Fee/Other Income / Revenue 30% Market Cap $533 Mil Moody’s Rating (Investment Grade) Baa3 Kroll Rating (Investment Grade) BBB-

A high-performing boutique bank, leaders in wealth, lending and deposit solutions, known nationally for our unparalleled client service, integrity and trust. Professionalism Clients First Compete to Win Invested in Our Community One Team Vision Senior Private Bankers lead a team-based approach. PGB offers a full suite of banking, commercial, advisory and wealth management services to support client financial needs. Team members focus on understanding needs, goals, and aspirations with consideration of risk tolerance, time horizon, and other traditional variables. Deliver exceptional client experience. For our high net worth individual clients, we develop, optimize, and deliver customized financial solutions aimed at helping clients create, grow, protect, and ultimately transition their wealth. For privately-owned businesses, we provide customized lending, advisory, treasury management and capital market solutions. We also provide comprehensive wealth management advice and services that includes investment, estate, tax and wealth planning considerations for business owners. “All Banking Should Be Private Banking” Private Banking Model Core Principles Our Foundation

For Q3 2019, year-over-year revenue growth of $5.4MM or 14%. Niche wealth management and commercial banking strategy with a proven track record of delivering strong organic growth. Demonstrated ability to acquire and integrate wealth management businesses that are immediately accretive to earnings. High incidence of fee and other income – 32% of total revenue in Q3 2019 up from 28% in Q3 2018. Attractive geographic franchise. Active stock repurchase program being utilized to effectively manage capital. Highly efficient branch network with deposit balances averaging $203MM per branch. Talented team of professionals with extensive large bank experience focused on delivering an exceptional client experience. Moody’s investment grade of Baa3; Kroll investment grade of BBB-. Investment Considerations

95% of the Board of Directors, including the Chairman, are independent (only the CEO is not independent). Awarded the 2019 Executive Women of NJ Corporate Board Gender Diversity Award recognizing PGC for having 3 or more female directors. 35% of senior officers are female. Named a “Best Banks to Work For” by American Banker for 2018 and 2019. Loans to low- and moderate-income borrowers inside the Bank’s assessment area in 2018 totaled 47% of total residential and consumer loans originated. Corporate Giving and Volunteerism (2018): Supported over 200 charitable organizations with financial support and volunteerism; Nearly 100% of employees contributed over 1,500 volunteer hours. Received top Community Service Award from NJBankers for the past 11 years. Cultural Ambassador Committee created in 2019 to sustain and evolve the corporate culture through ongoing communication, awareness, engagement and advocacy of Core Principles, Diversity and Inclusion, Volunteerism, Wellness and Employee fun. Other Investment Considerations – Social and Governance

Attractive Franchise We Operate in 3 of the Top 10 Wealthiest Communities in the United States Branch/Deposit Share: FDIC 06/30/2019 County Median Household Income # of PGB Branches Deposit Market Share Peapack-Gladstone Bank Deposits Peapack Private AUA Hunterdon County $105K 4 #6 $415MM $213MM Somerset County $96K 9 #2 $2,441MM $960MM Morris County $95K 6 #10 $1,027MM $1,600MM

1 Includes SBA Income, Swap Income, Deposit & Loan Fees, Mortgage Banking, and BOLI 2 Wealth Management Peers: UVSP – Univest Financial Corp., CATC – Cambridge Bancorp, BMTC – Bryn Mawr Bank Corp, WASH – Washington Trust Bancorp, and TMP - Tompkins Financial Corporation Wealth Management and Commercial Banking Provide a Diversified Revenue Mix Net Interest Income 68% Wealth Management Fees 21% Fees & Other Inc 11% QTD 09/30/2019 Net Interest Income before Provision Wealth Management Fee Income Fees & Other Income 1 Total Non-Interest Income Target 35% - 45% Total Non-Interest Income: 32% of Total Revenue WEALTH MANAGEMENT PEER GROUP 2 Non-Interest Income % of Total Revenue: UVSP: 28% CATC: 33% BMTC: 34% WASH: 36% TMP: 27% PGC: 32%

PGC’s Current Valuation vs. Wealth Management Peers Note: Pricing data as of October 23, 2019; TBV and LTM EPS as reported for the quarter ended September 30, 2019 and not pro forma for pending acquisitions Wealth Management Peers: UVSP – Univest Financial Corp., CATC – Cambridge Bancorp, BMTC – Bryn Mawr Bank Corp, WASH – Washington Trust Bancorp, and TMP - Tompkins Financial Corporation Source: S&P Global Market Intelligence

Quarterly Recap Yield Curve Impacting our Financial Performance Source: S&P Global Market Intelligence

We conducted a comprehensive review of our digital offerings and client experience: Our Strategy, “Expanding Our Reach” continues to be relevant. Digital is rapidly becoming the “standard” delivery channel. By leveraging continuous client feedback, we can implement digital technology enhancements in a thoughtful way. Our first priority investments in digital enhancements will focus on improving the client experience: a fresh look and feel digitally for the client with any time, anywhere, and any channel approach to doing business. a simplified account opening and credit approval process for consumers, small business, and mid-sized commercial clients. digital tools (and related comprehensive training) to enable private bankers to be more proactive and more easily accessible. Wealth Management remains integral to our Strategy: Closed on the acquisition of Point View Capital Management on 09/01/2019 (~$350MM AUMs). AUM/AUA grew to $7.0B, up 9% compared to Q3 2018. Client inflows of AUM/AUA was $585MM for the nine months ended 09/30/2019. Wealth Management fee income for the quarter reached $9.5MM, reflecting a 16% increase compared to the September 2018 quarter. Wealth Management fee income comprised 21% of the Company’s total revenue. Quarterly Recap

Growth in Commercial Banking: Total C&I loans (including Equipment Financing) increased $56MM in the quarter, and comprise 38% of the total loan portfolio. C&I momentum continues to build, and loan pipelines remain strong at the end of the quarter. Deposits, funding and interest rate risk continue to be actively managed: Successfully repriced deposits down to offset the decline in floating rate loan rates when the Fed reduced rates. The Company continues to have access to $1.5B of available secured funding at the Federal Home Loan Bank. Earnings, capital and asset quality continue to be strong: For the quarter, year-over-year revenue growth of 14% and pretax income growth of 22%; reflecting favorable operating leverage. EPS $0.63; ROA 1.00%; ROE 9.87%. A company-wide expense review was launched, with a goal of slowing expense growth, while continuing our investment in digital and client acquisition initiatives. Existing capital and capital from future earnings adequately support planned balance sheet growth, wealth acquisitions and additional purchases under recently announced 5% stock repurchase program. In Q3, 595,853 shares repurchased at an average price of $28.06 ($16.7MM). The tangible capital ratio was 9.30%.* Asset quality metrics continue to be strong. Quarterly Recap *Tangible equity as a percentage of tangible assets at period end is calculated by dividing tangible equity by tangible assets at period end. See non-GAAP financial measures reconciliation on page 37.

Our Vision: A leading New York metro-area wealth management boutique, offering superior advice delivered by top quality professionals, with a differentiated client experience compared to large bank competitors. Recent Acquisitions: Point View Wealth Management, 9/1/19, Summit NJ, AUM: approximately $350MM. Lassus Wherley, 9/1/18, New Providence NJ, AUM: over $500MM. Quadrant Capital, 11/1/17, Fairfield NJ, AUM: over $400MM. Murphy Capital, 8/1/17, Gladstone NJ, AUM: approximately $850MM. YTD Snapshot: YTD 2019 wealth fees totaled $28.2MM reflecting an increase of $3.6MM or 14% from the same 2018 period. YTD 2019 wealth fees comprised approximately 22% of total bank revenue. YTD 2019 client inflows of managed AUM/AUA was $585MM. Continue to pursue additional strategic and “right fit” acquisition opportunities. Good progress on integration / re-engineering. Our expanded Corporate Advisory and Structured Finance businesses give us the capability to engage in high level debt, capital and valuation analysis coupled with succession, estate, and wealth planning strategies leveraging our wealth management and commercial banking competencies. Peapack Private Wealth Management

Wealth Management Performance AUM / AUA (in billions) Fee Income (in millions) YOY +14%

Note: Gross loans include loans held for sale. MFL 29% Target 20% - 30% CRE 17% Target 15% - 20% C&I 38% Target 35% - 45% Resi/Cons 16% Target 15% - 20% Resi /Cons 54% C&I 10% CRE 22% MFL 14% Loan Mix As of September 30, 2019 Loan Mix As of December 31, 2012 Gross Loans: $1,153 million Gross Loans: $4,168 million Residential / Consumer Multifamily CRE Commercial & Industrial Resi /Cons 19% C&I 18% CRE 14% MFL 49% Loan Mix As of December 31, 2015 Gross Loans: $2,995 million Loan Portfolio Transformation

C&I Loans (Dollars in Millions) Includes Equipment Finance loans totaling $547MM at 09/30/2019. CAGR: 54%

Diversification within C&I Lending The yield on the C&I portfolio was 4.87% for the nine months ended September 30, 2019.

Commercial Real Estate Concentration De minimis Construction & Development exposure (under $5MM). 448% 564% 695% 594% 466% 394% 390%

Multifamily Loan Portfolio Multifamily Portfolio Balance % (in $MM's) NY (Rent Regulated) $491 41% NY (Market Rent) $29 2% NJ (Rent Regulated) $263 22% NJ (Market Rent) $178 15% PA (Rent Regulated) $25 2% PA (Market Rent) $211 18% TOTAL $1,197 100% Rent Regulated $779 65% Market Rent $418 35% TOTAL $1,197 100% Current LTV 60% Current DSCR 1.56X Current Debt Yield 11% 41% 18% 22% 15% 2% 2%

NYC Rent Regulated MFL Portfolio NYC Rent Regulated Portfolio Stats: Total Portfolio: $491MM Current LTV: 61% Current DSCR: 1.54X Current Debt Yield: 10% Current Delinquency Rate: 0% We believe the impact of recently implemented NY Rent Regulation laws on our portfolio will be minimal, as we underwrite to current rents not future rents. Additionally we have a very strong portfolio as shown above.

NPAs to Total Assets Total Loans (in billions) Capital (in millions) Total Deposits (in billions) Financial Performance

Diluted Earnings per Share Pre-Tax Income (in millions) Revenue (in millions) Financial Performance YOY +5% YOY +3% Net Income (in millions) YOY +8% YOY +10% * * * Impacted by 2019 higher effective tax rate.

ROAE ROAA Financial Performance Tangible Book Value Per Share 2 1 Efficiency Ratio calculated by dividing total noninterest expense, by net interest income and total noninterest income. 2 Tangible book value per share is calculated by dividing tangible equity by period end common shares outstanding. See Non-GAAP financial measures on page 37. * Impacted by 2019 higher effective tax rate. GAAP Efficiency Ratio 1 YOY +9% * *

How Do We Get There: Continued remix of loan portfolio with focus on higher yielding, adjustable rate and shorter duration C&I, ultimately leading to NIM expansion. $565MM of multifamily loans with a WAC of 3.27% will reach contractual repricing or maturity over the next 2.25 years. Additional scale, expense management and resultant operating efficiency. Continue Wealth Management growth – organic and acquisition. Additional focus on other fee businesses such as SBA, corporate advisory, and swap fee income. Stock repurchase program. Profitability targets may take longer to attain if the shape of the current yield curve and/or Fed rate decreases remain for an extended period of time. Profitability Targets Metric YTD 2019 2-3 Year Targets Fee Income/Total Revenue 30% 35% - 45% ROAA 0.99%* 1.10% - 1.15% ROAE 9.67%* 10% - 12% YOY EPS Growth 3%* Low to high single digit (annual target) *Impacted by 2019 higher effective tax rate.

Net Interest Margin “Core” margin relatively stable over periods shown. Given the extended inverted yield curve as well as the prospects for continued Fed rate decreases in the near term, we cannot commit to a 2.95% to 3.00% margin by the end of 2021; we still believe our margin will improve over a 2-3 year time frame. We will manage our Company accordingly by intensifying our focus on fee based activities and expense management. Q3 2019 Q2 2019 Q3 2018 "Core" NIM (excludes the below) 2.67% 2.69% 2.66% Prepayment premiums 0.02% 0.02% 0.03% Effect of maintaining excess liquidity in 2019 -0.09% -0.07% 0.00% NIM as reported 2.60% 2.64% 2.69%

Contractual 2019-2021 Multifamily Repricing PGB has $565MM of multifamily loans with a WAC of 3.27% that will reach contractual repricings or maturities over the next 2.25 years.

Continue to grow and expand our Wealth Management and Commercial Banking businesses. Grow fee income to 35% - 45% of total bank revenue with emphasis on growing our wealth management business, organically and through acquisition. Continue to focus on core deposit growth and repricing; our new Chief Deposit Officer who joined in Q2 2019 is integral to this process. Effectively manage our capital (growth, acquisition, dividend, stock repurchase). Focus and execute on digital enhancements and client experience. Align our acquired wealth management businesses under one integrated operating and technology platform with a common “Peapack Private” brand. Remain cautious, disciplined, and focused. Priorities

Appendix Peapack-Gladstone Bank

Douglas L. Kennedy President & Chief Executive Officer 908.719.6554 40 years experience; Before joining in 2012, he served as President of the NJ Market for Capital One Bank. He has held key executive level positions and had great success building formidable regional and national specialty banking business at Fleet Bank, Summit Bancorp and Bank of America. He is a current Member of the NJ Chamber of Commerce Board of Directors, Montclair State University Board of Trustees, and Sacred Heart University Board of Trustees. He is a Board Member of the NJBankers Association. John P. Babcock Senior EVP & President, Peapack Private 908.719.3301 37 years experience; Prior to joining, he was the managing director in charge of the Northeast Mid-Atlantic region for the HSBC Private Bank and, prior to that, he was the New York Metro Market Executive for U.S. Trust - the largest of U.S. Trust’s 53 markets in the U.S. In these and previous roles over the last 37 years, he has led commercial and wealth management/private bank businesses in New York City and regional markets through mergers, expansions, rapid growth and periods of significant organizational change. Jeffrey J. Carfora, CPA Senior EVP & Chief Financial Officer 908.719.4308 38 years experience; Joining as Executive Vice President and CFO in March 2009, he was promoted to Senior Executive Vice President in August 2013. Previously, he was affiliated with Penn Federal Savings Bank (where he joined as CFO and was later promoted to COO), Carteret Bank, and Marine Midland Bank. He began his career in 1980 with PriceWaterhouseCoopers. Robert A. Plante Executive Vice President Chief Operating Officer 908.470.3329 32 years experience; Before joining in 2017, served as executive vice president and chief operations officer/chief information officer at IDB New York, a $9.8 billion commercial bank, where he was a member of the credit risk, market risk and asset liability committees, responsible for all back-office support functions including payments, deposits, commercial and residential lending, treasury, custody, commercial cash management and information technology. Experienced Leadership Team

Lisa P. Chalkan Senior Vice President, Deputy Chief Credit Officer 908.719.6552 33 years experience; Before joining in 2015, she held executive positions as SVP, Head of Commercial Credit Policy, Director of Loan Administration/Commercial Banking, and Manager of Middle Market Underwriting at Capital One N.A., and also held key roles at Fleet Boston Financial/Bank of America and HSBC Bank USA/HSBC Securities, Inc. She is a member of the Board of Trustees of the Union County Economic Development Corporation, serving as Secretary of the Board, and past honoree as a Woman of Influence in Finance by the Women’s Fund of NJ. Robert R. Cobleigh Executive Vice President, Peapack Capital 201.285.6201 31 years experience; Prior to joining in 2017, he served as Regional VP and Credit Officer for Santander Corporate Equipment Finance, Inc. He was the VP of Credit for structured and specialty finance for MUFG-Union Bank/The Bank of Tokyo-Mitsubishi. He held senior positions at RBS/Citizens Asset Finance, Inc., Siemens Financial Services, Inc., Volvo Finance North America, Inc., and International Proteins Corporation. Robert earned his Bachelor of Business Administration degree – Finance and MBA – Investment Management from Pace University. Rick DeBel Executive Vice President, Chief Retail and Deposit Solutions Officer 908.393.7594 35 years experience; Prior to joining in 2019, he was regional vice president at Wells Fargo, responsible for building and growing the commercial business, including credit, treasury and deposits. He has led teams at Bank of America/Fleet/Summit Bank. At Bank of America, he was the senior vice president and senior client manager, responsible for a team of product partners, and growing revenue year-over-year for a client base of over $700 million. He holds a Bachelor of Science Degree in Accounting from William Paterson College (Magna Cum Laude). He is the chair of the Board of Trustees for the Christian Health Care Center and co-chair of its annual golf classic. He is the chair of the Board of Trustees for the Tri-County Scholarship Fund, and a member of the Board of Trustees of the Netherlands Reformed Savings Fund. Timothy E. Doyle Executive Vice President, Chief Credit Officer 908.306.8820 30 years experience; Prior to joining Peapack-Gladstone Bank, he served as Senior Vice President, Chief Credit Officer at Millennium bcp, Indus Bank and Crown Bank, where he specialized in credit and risk management. Prior to that, he held credit and leadership responsibilities at Sovereign Bank, Summit Bank/Fleet National Bank and CIBC World Markets. He graduated with a Bachelor of Commerce with Honors and MBA from the University of Windsor (Canada). He is a resident of Westfield, NJ and member of the New Jersey Bankers Association , Commercial Lending Committee. Experienced Leadership Team

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Experienced Leadership Team

	**Brydget Falk-Drigan** ***Executive Vice President, Chief Human Resources Officer*** ***908.719.3315***	*27 years experience;* Prior to joining in 2018, she served as Leader, Global Talent Solutions and People Operations, Leader, Global Talent Acquisition, and Leader, Employee Engagement and Internal Communications at D&B Corp., responsible for HR operations, systems implementations/enhancements, employment branding, talent acquisition, onboarding and the Managed Service Provider program. She provided support to the U.S. D&B sales organization. She holds a BA in Psychology and Business from the University of Western Ontario, is CHRP designated with the Human Resources Professional Association of Ontario, and holds a CHRM from the Advanced Program in Human Resources Management, University of Toronto.
	**Maureen Hemhauser** ***Senior Vice President, Chief Risk Officer and Head of Compliance*** ***908.280.3609***	29 years experience; Prior to joining in 2015, she served as a Senior Compliance Manager at FIS Global for established and de novo financial institutions in NJ and NY, responsible for conducting monitoring reviews of consumer compliance and CRA regulations, BSA risk assessments, BSA audits, and BSA and Fair Lending training for boards of directors. She served at the FDIC as a Financial Institution and Supervisory Review Examiner in its NY Regional Office, responsible for managing bank regulatory and CRA examination case loads of over 90 financial institutions in DE, NJ, NY, PA and Puerto Rico. She holds a BS Degree in Accounting from Georgian Court University.
	**Todd M. Poland** ***Executive Vice President, General Counsel*** ***908.443.5386***	*44 years experience;* Prior to joining in 2018, he served as Partner at McElroy, Deutsch, Mulvaney & Carpenter LLP, with a concentration in banking, corporate and securities law. He is experienced in bank and thrift regulatory and transactional matters, representation of parties to private equity transactions and other mergers and acquisitions, general representation of banks and other financial institutions, public and privately held companies, and public and private offerings of securities. He has been a lecturer, is an Adjunct Professor of Law at Rutgers University Law School, and has been listed in Super Lawyers®. He holds a BA in English from Georgetown University, a MA in English from the University of North Carolina, a JD Degree from Georgetown University Law Center, and was an editor of the Georgetown Law Journal. He holds a Master of Laws in Taxation from NY University School of Law , and is a member of the NY and NJ State Bar Assocs.
	**Thomas J. Ross, Jr.** ***Executive Vice President, President, Family Office Services Division*** ***973.401.1500***	*35 years experience;* Prior to joining in 2015, and before forming WMC, he was the Partner-In-Charge of Coopers & Lybrand's Personal Financial Services Group, serving on the firm's National PFS Steering Committee. He helped found C&L's RIA subsidiary, serving on its Investment Policy Committee. He has an expertise in planning for senior corporate executives, optimization of compensation and benefits programs and the financial aspects of employment contracts. He is a CPA (Inactive) with a BA in English from Boston College and an MBA in Finance from the Wharton School.

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Kevin Runyon Executive Vice President, Chief Information Officer & Chief Digital Officer 908.806.3060 34 years experience; Prior to joining in 2014, he served as Managing Director of All Covered, a Division of Konica Minolta in Cherry Hill, NJ, where he was responsible for the delivery of technology and IT compliance-related services to over 100 banks across the country. Kevin has held information technology positions with United Computer, OceanFirst Bank, CoreStates Bank and National State Bank of Elizabeth with a focus on technology issues that affect the bottom line of business. He is a member of the North Jersey Bankers Association, New Jersey Bankers Association and Pennsylvania Bankers Association. Greg M. Smith Executive Vice President, Head of Commercial Banking 908.393.7590 31 years experience; Prior to joining in 2019, he served as Group Sales Executive for Capital One Bank where, for seven years he was responsible for the $2 - $25 million business banking segment from Virginia to Massachusetts. During his more than 15 years with Capital One Bank, Greg held several senior-level strategic, sales and team leadership roles, where he was responsible for generating millions in new business, including both loan and deposit generation. Greg also worked at Summit Bank for 15 years, moving up the ranks to senior regional vice president, responsible for directing a significant segment of the NJ market. Vincent A. Spero Executive Vice President, Commercial Private Banking (Real Estate) 908.719.6556 32 years experience; Joining June of 2008 as SVP and Senior Commercial Lender, he was appointed EVP and Chief Lending Officer of Peapack-Gladstone Bank in 2009. Prior to joining, he had held senior level positions at both Lakeland Bank and Commerce Bank. Eric H. Waser Executive Vice President, Investment Banking 908.470.6149 28 years experience; Before joining in 2015, he served as Managing Director for Citibank’s East Business Banking Division, and prior to that, was the SVP, CFO and COO at Clean Venture, Inc., one of the largest private environmental remediation company’s in the US. He also served as President of Mid Atlantic Corporate Banking, CEO-NJ and Managing Director at Sovereign Bank and EVP at Fleet Boston Financial/Nat West Bank. Experienced Leadership Team

Balance sheet risk management includes stress testing: Capital Quarterly stress testing (top down/bottom up). Remain well-capitalized under our stress scenarios. Liquidity $585 million in cash and cash equivalents and securities. Additional unused borrowing capacity of $1.4 billion available at the FHLB and $1.5 billion at the FRB. Quarterly stress testing. Interest Rate Quarterly stress testing. The Company’s interest rate sensitivity models indicate that the Company is slightly asset sensitive, meaning that its net interest income would improve slightly in a rising interest rate environment, but decline in a falling rate environment. The Company is managing its balance sheet to be more interest rate neutral. Capital, Liquidity, & Interest Rate Risk Management

Quarterly Income Statement Summary (Dollars in thousands, except per share data) 1 Efficiency Ratio calculated by dividing total noninterest expense, by net interest income and total noninterest income. Income Statement Data: 9/30/2019 6/30/2019 3/31/2019 12/31/2018 9/30/2018 Net interest income $ 30,085 $ 29,268 $ 30,007 $ 29,385 $ 28,142 Provision for loan losses 800 1,150 100 1,500 500 Net interest income after provision 29,285 28,118 29,907 27,885 27,642 Wealth management fee income 9,501 9,568 9,174 8,552 8,200 Other Income 4,915 3,458 2,555 2,703 2,783 Total other income 14,416 13,026 11,729 11,255 10,983 Total operating expenses 26,259 26,173 25,715 25,524 24,284 Income before income taxes 17,442 14,971 15,921 13,616 14,341 Income tax expense 5,216 3,421 4,496 2,887 3,617 Net income $ 12,226 $ 11,550 $ 11,425 $ 10,729 $ 10,724 Total revenue $ 44,501 $ 42,294 $ 41,736 $ 40,640 $ 39,125 Per Common Share Data: Earnings per share (diluted) $0.63 $0.59 $0.58 $0.55 $0.56 Performance Ratios: Return on average assets annualized 1.00% 0.99% 0.98% 0.96% 0.99% Return on average common equity annualized 9.87% 9.49% 9.65% 9.32% 9.68% Net interest margin 2.60% 2.64% 2.70% 2.72% 2.69% GAAP Efficiency Ratio 1 59.01% 61.88% 61.61% 62.81% 62.07% Operating expenses/average assets annualized 2.16% 2.25% 2.21% 2.28% 2.24%

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Asset Quality

	As of				
	Sept 30, 2019	June 30, 2019	March 31, 2019	Dec 31, 2018	Sept 30, 2018
Asset Quality:					
Loans past due over 90 days and still accruing	$ —	$ —	$ —	$ —	$ —
Nonaccrual loans [1]	29,383	31,150	24,892	25,715	10,722
Other real estate owned	336	—	—	—	96
Total nonperforming assets	$ 29,719	$ 31,150	$ 24,892	$ 25,715	$ 10,818
Nonperforming loans to total loans	0.71%	0.77%	0.64%	0.65%	0.28%
Nonperforming assets to total assets	0.60%	0.64%	0.53%	0.56%	0.24%
Performing TDRs	$ 2,527	$ 3,772	$ 4,274	$ 4,303	$ 19,334
Loans past due 30 through 89 days and still accruing [2]	$ 6,333	$ 432	$ 2,492	$ 3,484	$ 2,528
Classified loans	$ 53,882	$ 56,135	$ 51,306	$ 58,265	$ 51,783
Impaired loans	$ 36,627	$ 34,941	$ 29,185	$ 31,300	$ 31,345
Allowance for loan and lease losses:					
Beginning of period	$ 39,791	$ 38,653	$ 38,504	$ 37,293	$ 38,066
Provision for loan and lease losses	800	1,150	100	1,500	500
Recoveries (Charge-offs), net	989	(12)	49	(289)	(1,273)
End of period	$ 41,580	$ 39,791	$ 38,653	$ 38,504	$ 37,293
ALLL to nonperforming loans	141.51%	127.74%	155.28%	149.73%	347.82%
ALLL to total loans	0.998%	0.987%	0.991%	0.979%	0.981%
General ALLL to total loans	0.932%	0.956%	0.984%	0.972%	0.961%

1 The increase in nonaccrual loans in the December 2018 quarter was due to the addition of one healthcare real estate secured loan, totaling $15 million. In addition, the June 2019 balance includes one $7 million casual dining commercial banking relationship.
2 The $6.3 million at September 30, 2019 included one $4.3 million commercial real estate loan that was in process of a rate modification (not a TDR modification). The loan was brought fully current in early October 2019.

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Capital Summary 1 Tangible equity as a percentage of tangible assets at period end is calculated by dividing tangible equity by tangible assets at period end. See non-GAAP financial measures reconciliation on page 37. 2 Tangible book value per share is calculated by dividing tangible equity by period end common shares outstanding. See non-GAAP financial measures reconciliation on page 37. Capital Adequacy 9/30/2019 12/31/2018 9/30/2018 Equity to total assets 10.06% 10.16% 10.24% Tangible equity to tangible assets 1 9.30% 9.52% 9.55% Book value per share $ 26.07 $ 24.25 $ 23.66 Tangible book value per share 2 $ 23.91 $ 22.58 $ 21.88 Regulatory Capital - Holding Company Tier 1 leverage 9.43% 9.82% 9.80% Tier 1 capital to risk weighted assets 11.23% 11.76% 11.79% Common Equity tier I capital ratio to risk-weighted assets 11.23% 11.76% 11.79% Tier I & II capital ratio to risk-weighted assets 14.31% 15.03% 15.15% Regulatory Capital - Bank Tier 1 leverage 11.08% 11.32% 11.34% Tier 1 capital to risk weighted assets 13.20% 13.56% 13.65% Common Equity tier I capital ratio to risk-weighted assets 13.20% 13.56% 13.65% Tier I & II capital ratio to risk-weighted assets 14.23% 14.59% 14.69%

Non-GAAP Financial Measures Reconciliation (Dollars in thousands, except per share data) We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios.  Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures.  As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titles measures reported by other companies. 9/30/2019 12/31/2018 9/30/2018 Tangible Book Value Per share Shareholders Equity 495,350 469,013 454,433 Less Intangible assets, net 41,111 32,399 34,297 Tangible equity 454,239 436,614 420,136 Period end shares outstanding 18,999,241 19,337,662 19,203,727 Tangible book value per share 23.91 22.58 21.88 Book value per share 26.07 24.25 23.66 Tangible Equity to Tangible Assets Total assets 4,925,409 4,617,858 4,435,709 Less: Intangible assets, net 41,111 32,399 34,297 Tangible assets 4,884,298 4,585,459 4,401,412 Tangible equity to tangible assets 9.30% 9.52% 9.55% Equity to assets 10.06% 10.16% 10.24%

Peapack-Gladstone Financial Corporation 500 Hills Drive, Suite 300 P.O. Box 700 Bedminster, New Jersey 07921 (908) 234-0700 www.pgbank.com Douglas L. Kennedy President & Chief Executive Officer (908) 719-6554 dkennedy@pgbank.com Jeffrey J. Carfora Senior EVP & Chief Financial Officer (908) 719-4308 jcarfora@pgbank.com John P. Babcock Senior EVP & President of Peapack Private Wealth Management (908) 719-3301 jbabcock@pgbank.com Contacts Corporate Headquarters Contact